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                                                                   EXHIBIT 21.1



                         SUBSIDIARIES OF THE REGISTRANT

               Subsidiary                         State of Incorporation
     ------------------------------               ----------------------
     Universal Fabricators, LLC                          Louisiana
     Unifab International West, LLC                      Louisiana
     Allen Process Systems, LLC                          Louisiana
     Latoka USA, Inc.                                    Delaware